Portillo’s Inc. Announces First Quarter 2022 Financial Results

Chicago, IL— May 5, 2022—Portillo’s Inc. (“Portillo’s” or the “Company”) (NASDAQ: PTLO), the fast-casual restaurant concept known for its menu of Chicago-style favorites, today reported financial results for the first quarter ended March 27, 2022.

Michael Osanloo, President and Chief Executive Officer of Portillo’s, said, “Our unrivaled food and experiences sustained solid demand for our concept in the first quarter. We want to be an oasis for our guests – a place they can go to relax and enjoy a good meal at an amazing value. This commitment to the guest experience is what makes our fans ‘obsessed.’ It’s how we achieved strong first quarter results despite a challenging environment for the restaurant industry, and it’s why we can reinforce our expected growth trajectory over the long-run. Even in the face of cost pressures, Portillo’s continues to have enviable profitability that provides financial flexibility, keeps our development pipeline on track, and supports our longer-term growth strategy.”

Financial Highlights for the First Quarter 2022 vs. First Quarter 2021:

•Total revenue increased 14.6% or $17.2 million to $134.5 million;
•Same restaurant sales increased 8.2%;
•Operating income decreased $4.0 million to $6.8 million;
•Net income increased $0.4 million to $0.6 million;
•Restaurant-Level Adjusted EBITDA* decreased $1.8 million to $28.0 million; and
•Adjusted EBITDA* decreased $0.9 million to $17.6 million.

*Adjusted EBITDA and Restaurant-Level Adjusted EBITDA are non-GAAP measures. Please see definitions and the reconciliations of these non-GAAP measures accompanying this release.

Recent Developments and Trends

As the COVID-19 Omicron variant began quickly spreading in late 2021 and into the first several weeks of January 2022, our sales and staffing levels were negatively impacted. However, we saw improvements in sales trends and staffing levels beginning in mid-January 2022. Same-restaurant sales during period one of 2022 grew 9.2% and improved to 13.6% growth in period two of 2022 and grew 2.5% in period three of 2022. During period three of 2022, we were comparing against a same-restaurant sales increase of 24.6% in period three of 2021.

During the first quarter ended March 27, 2022, we also experienced unprecedented commodity inflation, with the highest impact in pork, chicken and beef prices. While we expect these commodity pressures to continue in fiscal 2022, we do not believe they will have a material impact to our long-term growth and profitability. Additionally, we experienced higher labor expenses during the first quarter of 2022 versus the first quarter of 2021 and anticipate additional wage investments in fiscal 2022. These wage investments, along with expected commodity inflation in the range of 13% to 15%, will have an impact to Restaurant-Level Adjusted EBITDA Margin in fiscal 2022. We plan to partially offset these expense increases through menu price increases and operational efficiencies. During the first quarter of 2022, we increased certain menu prices by approximately 1.5%, and expect additional menu price increases during the second quarter of 2022. Absent significant and prolonged COVID-19 relapses or global economic disruptions, and based on the current trend of our business operations and our focused efforts to elevate guest experiences and enhance digital capabilities, we believe the strength of our brand will deliver consistent, long-term growth.

Review of First Quarter 2022 Financial Results

Revenues for the first quarter ended March 27, 2022 were $134.5 million compared to $117.3 million for the first quarter ended March 28, 2021, an increase of $17.2 million or 14.6%. The increase in revenues was primarily attributed to an increase in our same-restaurant sales and the opening of five new restaurants in 2021 and one new restaurant during the quarter ended March 27, 2022. The new restaurants positively impacted revenues by approximately $8.5 million in the quarter ended March 27, 2022. Same-restaurant sales increased 8.2%

during the first quarter ended March 27, 2022, which was attributable to an increase in average check of 7.5% and a 2.9% impact from the change in recording third-party delivery pricing, offset by a decline in traffic of 2.2%. The higher average check was primarily driven by an increase in menu prices and to a lesser extent, mix of items sold. We increased prices approximately 1.5% in the first quarter of 2022 and expect to additionally increase prices in the second quarter of 2022 to continue to combat inflationary cost pressures. For the purpose of calculating same-restaurant sales for March 27, 2022, sales for 61 restaurants were included in the Comparable Restaurant Base versus 58 as of the quarter ended March 28, 2021.

Total restaurant operating expenses for the first quarter ended March 27, 2022 were $106.5 million compared to $87.5 million for the first quarter ended March 28, 2021, an increase of $19.0 million or 21.6%. The increase in restaurant operating expenses was driven by the opening of five new restaurants in 2021 and one new restaurant in the first quarter ended March 27, 2022. Additionally, cost of goods sold, excluding depreciation and amortization was negatively impacted by a 15.7% increase in all commodity prices, with higher impacts in pork, chicken and beef prices, and the change in recording third-party delivery pricing. Labor expense increases were also driven by several incremental investments to support our team members, primarily hourly rate increases made in the second quarter of 2021, and the comparative impact of continued expansion of our dine-in capacity.

General and administrative expenses for the first quarter ended March 27, 2022 were $15.7 million compared to $11.8 million for the first quarter ended March 28, 2021, an increase of $3.9 million or 32.5%. The increase in general and administrative expenses was primarily driven by an increase in equity-based stock compensation of $3.3 million and an increase of $0.7 million in transaction-related fees and expenses, consisting of certain professional fees.

Operating income for the first quarter ended March 27, 2022 was $6.8 million compared to operating income of $10.9 million for the first quarter ended March 28, 2021, a decrease of $4.0 million or 37.2% due to the aforementioned increase in expenses, partially offset by the aforementioned increase in revenues and lower depreciation and amortization.

Net income for the first quarter ended March 27, 2022 was $0.6 million compared to net income of $0.1 million for the first quarter ended March 28, 2021, an increase of $0.4 million. The increase in net income was primarily due to lower interest expense of $4.6 million, offset by the aforementioned decrease in operating income.

Restaurant-Level Adjusted EBITDA* for the first quarter ended March 27, 2022 was $28.0 million compared to $29.8 million for the first quarter ended March 28, 2021, a decrease of $1.8 million or 6.0%.

Adjusted EBITDA* for the first quarter ended March 27, 2022 was $17.6 million compared to $18.5 million for the first quarter ended March 28, 2021, a decrease of $0.9 million or 4.9%.

*A reconciliation of Restaurant-Level Adjusted EBITDA and Adjusted EBITDA and the nearest GAAP financial measure is included under “Non-GAAP Financial Measures” in the accompanying financial data below.

Development Highlights

One new restaurant was opened during the first quarter ending March 27, 2022. The opening of this restaurant brings the total restaurant count to 70 as of March 27, 2022, including a restaurant owned by C&O Chicago, LLC ("C&O") of which Portillo’s owns 50% of the equity. Subsequently, in April 2022, we opened a restaurant in St. Petersburg, Florida. Below are the restaurants opened since the beginning of fiscal 2022:

Location	Opening Date
Joliet, Illinois	February 2022
St. Petersburg, Florida	April 2022

The following definitions apply to these terms as used in this release:
Same-Restaurant Sales - The change in same-restaurant sales is the percentage change in year-over-year revenue (excluding gift card breakage) for the Comparable Restaurant Base, excluding a restaurant that is owned by C&O. The Comparable Restaurant Base is defined as the number of restaurants open for at least 24 full fiscal periods.

Average Unit Volume (“AUV”) - AUV is the total revenue (excluding gift card breakage) recognized in the Comparable Restaurant Base, including a restaurant that is owned by C&O, divided by the number of restaurants in the Comparable Restaurant Base by period.

Adjusted EBITDA and Adjusted EBITDA Margin - Adjusted EBITDA represents net income (loss) before depreciation and amortization, interest expense and income taxes, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing core operating performance as identified in the reconciliation of net income (loss), the most directly comparable GAAP measure to Adjusted EBITDA. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of total revenues. See also “Non-GAAP Financial Measures.”

Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin - Restaurant-Level Adjusted EBITDA is defined as revenue, less restaurant operating expenses, which include cost of goods sold (excluding depreciation and amortization), labor expenses, occupancy expenses and other operating expenses. Restaurant-Level Adjusted EBITDA excludes corporate level expenses and depreciation and amortization on restaurant property and equipment. Restaurant-Level Adjusted EBITDA Margin represents Restaurant-Level Adjusted EBITDA as a percentage of revenue. See also “Non-GAAP Financial Measures”.

For more information about the Company’s Non-GAAP measures, how they are calculated and reconciled and why management believes that they are useful, see “Non-GAAP Financial Measures” below.

Earnings Conference Call

The Company will host a conference call to discuss its financial results for the quarter ended March 27, 2022 on Thursday, May 5, 2022, at 10:00 AM ET. The conference call can be accessed live over the phone by dialing 1-855-327-6837. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 1-844-512-2921; the passcode is 10018898. The webcast will be available at www.portillos.com under the investors section and will be archived on the site shortly after the call has concluded.

About Portillo’s

In 1963, Dick Portillo invested $1,100 into a small trailer to open the first Portillo’s hot dog stand in Villa Park, IL, which he called “The Dog House.” As of May 5, 2022, Portillo’s has grown to include restaurants in 71 locations across nine states. Portillo’s is best known for its Chicago-style hot dogs, Italian beef sandwiches, char-grilled burgers, fresh salads and famous chocolate cake. Portillo’s Home Kitchen is the company’s fast-growing catering business. Portillo’s also ships food to all 50 states via its website.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). All statements other than statements of historical fact are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business, and are based on currently available operating, financial and competitive information which are subject to various risks and uncertainties, so you should not place undue reliance on forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "believe," "commit," "estimate," "expect," "forecast," "outlook," "potential," "project," "projection," "plan," "intend," "seek," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other similar expressions.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•the potential future impact of COVID-19 (including any variant) on our results of operations, supply chain or liquidity;
•risks related to or arising from our organizational structure;
•risks of food-borne illness and food safety and other health concerns about our food;
•risks associated with our reliance on certain information technology systems and potential failures or interruptions;
•privacy and cyber security risks related to our digital ordering and payment platforms for our delivery business;
•the impact of competition, including from our competitors in the restaurant industry or our own restaurants;
•the increasingly competitive labor market and our ability to attract and retain the best talent and qualified employees;
•the impact of federal, state or local government regulations relating to privacy, data protection, advertising and consumer protection, building and zoning requirements, costs or ability to open new restaurants, or sale of food and alcoholic beverage control regulations;
•our ability to achieve our growth strategy, such as the availability of suitable new restaurant sites in existing and new markets;
•inflation of all commodity prices, including increases in food and other operating costs, tariffs and import taxes, and supply shortages; and
•other risks identified in our filings with the Securities and Exchange Commission (the “SEC’).

All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in the Company’s Form 10-K for the fiscal year ended December 26, 2021, filed with the SEC on March 10, 2022, and subsequent filings with the SEC. All of the Company’s SEC filings are available on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:
Barbara Noverini, CFA
investors@portillos.com

Media Contact:
ICR, Inc.
portillosPR@icrinc.com

PORTILLO’S INC
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Quarter Ended
	March 27, 2022		March 28, 2021
REVENUES, NET	$134,482	100.0%	$117,307	100.0%

COST AND EXPENSES:
Restaurant operating expenses:
Cost of goods sold, excluding depreciation and amortization	46,266	34.4%	35,024	29.9%
Labor	37,313	27.7%	31,030	26.5%
Occupancy	7,755	5.8%	6,784	5.8%
Other operating expenses	15,165	11.3%	14,708	12.5%
Total restaurant operating expenses	106,499	79.2%	87,546	74.6%

General and administrative expenses	15,687	11.7%	11,835	10.1%
Pre-opening expenses	556	0.4%	1,289	1.1%
Depreciation and amortization	5,205	3.9%	6,289	5.4%
Net income attributable to equity method investment	(123)	(0.1)%	(64)	(0.1)%
Other income, net	(156)	(0.1)%	(441)	(0.4)%
OPERATING INCOME	6,814	5.1%	10,853	9.3%
Interest expense	6,099	4.5%	10,729	9.1%
INCOME BEFORE INCOME TAXES	715	0.5%	124	0.1%
Income tax expense	165	0.1%	—	—%
NET INCOME	550	0.4%	124	0.1%
Less: Redeemable preferred units accretion	—	—%	(5,515)	(4.7)%
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON HOLDERS	550	0.4%	(5,391)	(4.6)%
Net income attributable to non-controlling interests	356	0.3%	—	—%
NET INCOME (LOSS) ATTRIBUTABLE TO PORTILLO'S INC.	$194	0.1%	$(5,391)	(4.6)%

Income (loss) per common share attributable to Portillo’s Inc.:
Basic	$0.01		$(0.11)
Diluted	$0.00		$(0.11)

Weighted-average common shares outstanding:
Basic	35,807,171		51,192,285
Diluted	39,944,086		51,192,285

PORTILLO’S INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 27, 2022	December 26, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents and restricted cash	$32,182	$39,263
Accounts receivable	5,401	7,840
Inventory	5,147	6,078
Prepaid expenses	6,155	5,836
Total current assets	48,885	59,017
Property and equipment, net	192,093	190,834
OTHER ASSETS:
Goodwill	394,298	394,298
Trade names	223,925	223,925
Other intangible assets, net	35,047	35,832
Equity method investment	16,127	16,170
Deferred tax asset	74,289	74,455
Other assets	4,636	5,042
Total other assets	748,322	749,722
TOTAL ASSETS	$989,300	$999,573

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$22,170	$27,249
Current portion of long-term debt	3,324	3,324
Current deferred revenue	5,063	6,893
Accrued expenses	21,265	29,472
Total current liabilities	51,822	66,938
LONG-TERM LIABILITIES:
Long-term debt, net of current portion	315,619	315,829
Deferred rent	33,324	32,174
Tax receivable agreement liability	156,638	156,638
Other long-term liabilities	4,156	4,588
Total long-term liabilities	509,737	509,229
Total liabilities	561,559	576,167

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S EQUITY:
Preferred stock, $0.01 par value per share, 10,000,000 shares authorized, — issued and outstanding	—	—
Class A common stock, $0.01 par value per share, 380,000,000 shares authorized, and 35,807,171 shares issued and outstanding	358	358
Class B common stock, $0.00001 par value per share, 50,000,000 shares authorized, and 35,673,321 shares issued and outstanding	—	—
Additional paid-in-capital	188,752	186,856
Accumulated deficit	(15,756)	(15,950)
Total stockholders' equity attributable to Portillo's Inc.	173,354	171,264
Non-controlling interest	254,387	252,142
Total stockholders' equity	427,741	423,406
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$989,300	$999,573

PORTILLO’S INC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Quarter Ended
	March 27, 2022	March 28, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$550	$124
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,205	6,289
Amortization of debt issuance costs and discount	621	961
Loss (gain) on sales of assets	22	(18)
Equity-based compensation	3,785	105
Deferred rent and tenant allowance	1,253	1,080
Deferred income tax provision	165	—
Amortization of deferred lease incentives	(105)	(90)
Gift card breakage	(293)	(255)
Changes in operating assets and liabilities:
Accounts receivable	1,816	201
Receivables from related parties	(8)	(130)
Inventory	931	1,300
Other current assets	(319)	(184)
Accounts payable	(3,708)	(267)
Accrued expenses and other liabilities	(9,745)	(4,173)
Deferred lease incentives	600	—
Other assets and liabilities	30	105
NET CASH PROVIDED BY OPERATING ACTIVITIES	800	5,048
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(6,279)	(10,966)
Purchase of investment securities	—	(200)
Proceeds from the sale of property and equipment	—	34
NET CASH USED IN INVESTING ACTIVITIES	(6,279)	(11,132)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of long-term debt	(831)	(831)
Payment of initial public offering issuance costs	(771)	—
Repayment of stock subscription receivable	—	250
NET CASH USED IN FINANCING ACTIVITIES	(1,602)	(581)
NET DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(7,081)	(6,665)
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF THE PERIOD	39,263	41,432
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF THE PERIOD	$32,182	$34,767

PORTILLO’S INC
SELECTED OPERATING DATA AND NON-GAAP FINANCIAL MEASURES

	Quarter Ended
	March 27, 2022	March 28, 2021
Total Restaurants (a)	70	65
AUV (in millions) (a)	$8.3	$7.6
Change in same-restaurant sales (b)	8.2%	0.8%
Adjusted EBITDA (in thousands)	$17,630	$18,534
Adjusted EBITDA Margin	13.1%	15.8%
Restaurant-Level Adjusted EBITDA (in thousands)	$27,983	$29,761
Restaurant-Level Adjusted EBITDA Margin	20.8%	25.4%

(a) Includes a restaurant that is owned by C&O of which Portillo’s owns 50% of the equity. AUVs for the quarters ended March 27, 2022 and March 28, 2021 represent AUVs for the twelve months ended March 27, 2022 and March 28, 2021, respectively.
(b) Excludes a restaurant that is owned by C&O of which Portillo’s owns 50% of the equity.

PORTILLO’S INC.
NON-GAAP FINANCIAL MEASURES

To supplement the consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA and Adjusted EBITDA Margin, and Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin. Accordingly, these measures are not required by, nor presented in accordance with GAAP, but rather are supplemental measures of operating performance of our restaurants. You should be aware that these measures are not indicative of overall results for the Company and that Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin do not accrue directly to the benefit of stockholders because of corporate-level expenses excluded from such measures. These measures are supplemental measures of operating performance and our calculations thereof may not be comparable to similar measures reported by other companies. These measures are important measures to evaluate the performance and profitability of our restaurants, individually and in the aggregate, but also have important limitations as analytical tools and should not be considered in isolation as substitutes for analysis of our results as reported under GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA represents net income before depreciation and amortization, interest expense and income taxes, adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing core operating performance as identified in the reconciliation of net income (loss), the most directly comparable GAAP measure to Adjusted EBITDA. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of total revenues.

We use Adjusted EBITDA and Adjusted EBITDA Margin (i) to evaluate our operating results and the effectiveness of our business strategies, (ii) internally as benchmarks to compare our performance to that of our competitors and (iii) as factors in evaluating management’s performance when determining incentive compensation.

We believe that Adjusted EBITDA and Adjusted EBITDA Margin are important measures of operating performance because they eliminate the impact of expenses that do not relate to our core operating performance.

Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin

Restaurant-Level Adjusted EBITDA is defined as revenue, less restaurant operating expenses, which include cost of goods sold (excluding depreciation and amortization), labor expenses, occupancy expenses and other operating expenses. Restaurant-Level Adjusted EBITDA excludes corporate level expenses and depreciation and amortization on restaurant property and equipment. Restaurant-Level Adjusted EBITDA Margin represents Restaurant-Level Adjusted EBITDA as a percentage of revenue.

We believe that Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin are important measures to evaluate the performance and profitability of our restaurants, individually and in the aggregate.

See below for a reconciliation of net income, the most directly comparable GAAP measure, to Adjusted EBITDA and Adjusted EBITDA Margin (in thousands):

	Quarter Ended
	March 27, 2022	March 28, 2021
Net income	$550	$124
Depreciation and amortization	5,205	6,289
Interest expense	6,099	10,729
Income tax expense	165	—
EBITDA	12,019	17,142
Deferred rent (1)	1,081	796
Equity-based compensation	3,785	105
Consulting fees (2)	—	500
Other loss (income) (3)	31	(9)
Transaction-related fees & expenses (4)	714	—
Adjusted EBITDA	$17,630	$18,534
Adjusted EBITDA Margin	13.1%	15.8%
(1) Represents the difference between cash rent payments and the recognition of straight-line rent expense recognized over the lease term.
(2) Represents consulting fees related to our former owner.
(3) Represents loss (gain) on disposal of property and equipment.
(4) Represents the exclusion of certain expenses that management believes are not indicative of ongoing operations, consisting primarily of certain professional fees.

See below for a reconciliation of operating income, the most directly comparable GAAP measure, to Restaurant-Level Adjusted EBITDA and Restaurant-Level Adjusted EBITDA Margin (in thousands):

	Quarter Ended
	March 27, 2022	March 28, 2021
Operating income	$6,814	$10,853
Plus:
General and administrative expenses	15,687	11,835
Pre-opening expenses	556	1,289
Depreciation and amortization	5,205	6,289
Net income attributable to equity method investment	(123)	(64)
Other income, net	(156)	(441)
Restaurant-Level Adjusted EBITDA	$27,983	$29,761
Restaurant-Level Adjusted EBITDA Margin	20.8%	25.4%